EXHIBIT 4.3


--------------------------------------------------------------------------------






              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)


                                       and



                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    (Seller)



          ------------------------------------------------------------


                        MORTGAGE LOAN PURCHASE AGREEMENT




                          Dated as of November 1, 2005



          ------------------------------------------------------------





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



Section 1.  Transactions on or Prior to the Closing Date...................
Section 2.  Closing Date Actions...........................................
Section 3.  Conveyance of Mortgage Loans...................................
Section 4.  Depositor's Conditions to Closing..............................
Section 5.  Seller's Conditions to Closing.................................
Section 6.  Representations and Warranties of Seller.......................
Section 7.  Obligations of Seller..........................................
Section 8.  Crossed Mortgage Loans.........................................
Section 9.  Rating Agency Fees; Costs and Expenses Associated with a
             Defeasance ...................................................
Section 10. Representations and Warranties of Depositor....................
Section 11. Survival of Certain Representations, Warranties and Covenants..
Section 12. Transaction Expenses...........................................
Section 13. Recording Costs and Expenses...................................
Section 14. Notices........................................................
Section 15. Examination of Mortgage Files..................................
Section 16. Successors.....................................................
Section 17. Governing Law..................................................
Section 18. Severability...................................................
Section 19. Further Assurances.............................................
Section 20. Counterparts...................................................
Section 21. Treatment as Security Agreement................................
Section 22. Recordation of Agreement.......................................

Schedule I   Schedule of Transaction Terms
Schedule II  Mortgage Loan Schedule for GMACCM Loans
Schedule III Mortgage Loans Constituting Mortgage Groups
Schedule IV  Mortgage Loans with Lost Mortgage Notes
Schedule V   Exceptions with Respect to Seller's Representations and Warranties

Exhibit A    Representations and Warranties of Seller Regarding the Mortgage
              Loans
Exhibit B    Form of Lost Mortgage Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of November 1, 2005, is made by and between GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein or elsewhere in this Agreement, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank, N.A. as trustee (the "Trustee") or its designee, against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee; provided, however, that item (p) in the definition of Mortgage File (below) shall be delivered to the applicable Master Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Trustee for inclusion in the Mortgage File.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon as the Seller's share of the net securitization proceeds from the sale of the Publicly Offered Certificates and the Private Certificates as set forth in the Closing Statement (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, subject to any related servicing rights of any applicable Master Servicer under, and/or any applicable Primary Servicer contemplated by, the Pooling and Servicing Agreement, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall contain the following documents on a collective basis:

            (a) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of Depositor given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof), sufficient to perfect (and maintain the perfection
of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the promissory note relating to such other debt (if such other debt is also secured by the related Mortgage);

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement;

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals and copies of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

            (q) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

            (r) the original or a copy of the ground lease, ground lease memorandum and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

            (s) Reserved;

            (t) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents;

            (u) a checklist of the documents included in the subject Mortgage File;

            (v) if applicable, the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(l) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (1) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above and with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee or its designee a duplicate original or true copy of such document or instrument certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee or its designee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon (with a copy to the applicable Master Servicer), within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy Seller's delivery requirements under this Section 3 with respect to the subject document(s) and instrument(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h), (k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (1) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee (with a copy to the applicable Master Servicer) on or before the Closing Date.

            Notwithstanding the foregoing, in the event that Seller cannot deliver any UCC Financing Statement assignment with the filing or recording information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing or recording office where such UCC Financing Statement has been delivered for filing or recording, Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the applicable Master Servicer) upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, but is not obligated to, engage a third-party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k), and
(n) above (collectively, the "Assignments"), to submit those Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee (with a copy to the applicable Master Servicer) or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on Seller; and, if Seller does not engage a third party as contemplated by the immediately preceding sentence, then Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the applicable Master Servicer (or, if applicable, to a Sub-Servicer (with a copy to the applicable Master Servicer) at the direction of the applicable Master Servicer), under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client communications, which are privileged or constitute legal or other due diligence analyses, and documents prepared by Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller (within 30 days after the Closing Date) shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (in care of the applicable Master Servicer) (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee (in care of the applicable Master Servicer).

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of Seller or any other name, to be transferred to or at the direction of the applicable Master Servicer (or, if applicable, to a Sub-Servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Note, the related Mortgage Loan and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the applicable Master Servicer via wire transfer for deposit by the applicable Master Servicer into the Collection Account.

            Upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to Depositor, as provided herein, as a sale of the Mortgage Loans to Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or Depositor's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

                  (i) the Mortgage Files, subject to the provisos of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee or its designee on behalf of Seller;

                  (ii) the Mortgage Loan Schedule;

                  (iii) the certificate of Seller confirming its representations and warranties set forth in Section 6(a) (subject to the exceptions set forth in the Exception Report) as of the Closing Date;

                  (iv) an opinion or opinions of Seller's counsel, dated the
            Closing Date, covering various corporate matters and such other matters as shall be reasonably required by Depositor;

                  (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

                  (vi) all other information, documents, certificates, or
            letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by Depositor in order for Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by Depositor as contemplated herein.

            (c) Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. Seller shall reasonably cooperate with the Trustee or the applicable Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the applicable Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (i) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (ii) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller.

            (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

                  (i) Seller is duly organized and is validly existing as a
            corporation in good standing under the laws of the State of California. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                  (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                  (iii) Neither the execution, delivery and performance of this
            Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of Depositor to realize on the Mortgage Loans owned by Seller.

                  (iv) Seller is solvent and the sale of the Mortgage Loans (1)
            will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

                  (v) No consent, approval, authorization or order of, or
            registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

                  (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                  (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

                  (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

                  (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (xii) The representations and warranties contained in Exhibit
            A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

            (b) Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding (1) any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases or (2) any termination of this Agreement prior to the Closing, but shall not inure to the benefit of any subsequent transferee thereafter.

            If Seller receives notice of a breach of any of the representations or warranties made by Seller with respect to the Mortgage Loans, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii) (in either case, subject to the exceptions to such representations and warranties set forth in the Schedule V) or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's (or its designee's) possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (clause (a) and clause (b) each, a "Defect" (which term shall include the "Defects" detailed in the immediately following paragraph) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects or is deemed hereby to materially and adversely affect, the value of the related Mortgage Loan or any successor REO Loan or the interests of any class of Certificateholders (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of any class of Certificateholders, a "Material Breach" or a "Material Defect", respectively), then the Seller shall, upon written request of Depositor, the Trustee, the applicable Master Servicer or the applicable Special Servicer, not later than 90 days after the receipt by Seller of such written request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) Seller has delivered to the Rating Agencies, the applicable Master Servicer, the applicable Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then Seller shall have an additional 90 days to cure such Material Defect or Material Breach. If any Breach pertains to representation 39 set forth on Exhibit A hereto, that the related Mortgage Loan Documents require the related Borrower to bear the reasonable costs and expenses associated with defeasance or assumption of the Mortgage Loan, then Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Purchase Price, replace such Mortgage Loan and pay any applicable Substitution Shortfall Amount or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Seller shall remit the amount of such costs and expenses and upon its making such remittance, Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and Seller shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances. With respect to any repurchase of a Mortgage Loan hereunder or any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to each such Qualified Substitute Mortgage Loan on or prior to the Due Date in the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund, and Seller (or, if applicable, any person effecting the related repurchase or substitution in the place of Seller) shall be entitled to receive such payments promptly following receipt by the applicable Master Servicer or the applicable Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; or (e) the absence from the Mortgage File of any required original letter of credit (unless such original has been delivered to the applicable Master Servicer and copy thereof is part of the Mortgage
File), provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. Notwithstanding anything herein to the contrary, the failure to include a document checklist in a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Seller shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. Seller shall be responsible for the cost of any Appraisal required to be obtained by the applicable Master Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the affected Mortgaged Property may, pursuant to the partial release provisions in the related Mortgage Loan Documents, be released and the Mortgaged Property remaining after such release satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or the Trustee, as the case may be, and Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans(s)), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee (or by the Master Servicer or the Special Servicer on behalf of the Trust), as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of Seller set forth in this Section 7 constitute the sole remedies available to Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting a Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, Seller and Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished the Trustee, at Seller's expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; and provided, further, that if such Opinion of Counsel cannot be furnished, Seller and Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the subject Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (39) set forth on Exhibit A hereto unless the Seller elects to repurchase or substitute for such Mortgage Loan in accordance with the second paragraph of Section 7. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation
(39) set forth on Exhibit A hereto unless the Seller elects to repurchase or substitute for such Mortgage Loan in accordance with the second paragraph of
Section 7.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 13 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. In connection with the Closing (and unless otherwise expressly provided herein, including, without limitation, in Section 13 of this Agreement), Seller shall be responsible for the fees and expenses of its own counsel, and Depositor and Seller agree to pay the other transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement (or, if not covered thereby, shall be paid by the party incurring the subject expense).

            Section 13. Recording Costs and Expenses. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433), or such other address or telecopy number as may be designated by Depositor to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention:
David M. Lazarus, Telecopy No.: (215) 328-1775, or such other address or telecopy number as may be designated by Seller to Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and, permitted assigns and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such designated Persons and for the benefit of no other Person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder; provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

                  (ii) all accounts, contract rights, general intangibles,
            chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

                  (iii) all cash and non-cash proceeds of the collateral
            described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law; and

            (e) Seller at the direction of Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as the date first above written.

                                       GMAC COMMERCIAL MORTGAGE CORPORATION.,
                                       as Seller


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.,
                                       as Depositor


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of November 1, 2005, between GMAC Commercial Mortgage Corporation. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "CBA Mortgage Loan" means any Mortgage Loan that constitutes a "CBA A Loan" under the Pooling and Servicing Agreement.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated October 26, 2005, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5, issued in multiple classes.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means November 9, 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in November 2005 (or with respect to Mortgage Loans which had closing/funding dates in November 2005, the respective closing/funding dates of such Mortgage Loans).

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of this Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 of this Agreement (subject to the first proviso in Section 1 of this Agreement).

            "Mortgage Group" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage Loan" and "Mortgage Loans" shall have the respective meanings given such terms in Recital II of this Agreement.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "Offering Circular" means the confidential offering circular dated October 26, 2005, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of November 1, 2005, among Depositor, the Master Servicers, the Special Servicers and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus dated October 14, 2005, that is a part of Depositor's registration statement on Form S-3 (File No. 333-121904).

            "Prospectus Supplement" means the Prospectus Supplement, dated October 26, 2005, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3.

            "Trust Fund" shall have the meaning given such term in Recital II of this Agreement.

            "Trustee" shall have the meaning given such term in Section 1 of this Agreement.

            "Underwriters" means Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., Bank of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

            "Underwriting Agreement" means the Underwriting Agreement, dated October 26, 2005, between Depositor and the Underwriters.

                                  SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]


Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2005-C5


 #      Crossed   Property Name                                                                                Address
----------------------------------------------------------------------------------------------------------------------------------
 4      Palmer Center                                                       2 North through 90 South Cascade Avenue
 5      120 Wall Street                                                     120 Wall Street
 7      Silver Portfolio-Kimco                                              Various
11      Valley Forge Office Center                                          530 and 580 Swedesford Road
13      Centergy Office                                                     75 Fifth Street Northwest
19      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       Various
25      Saddle Creek Apartments                                             43398 Citation Drive
28      Ventana Apartments                                                  11020 Huebner Oaks
29      Marlton Square                                                      300 Route 73 South
38      Independence Village - Peoria                                       1201 West Northmoor
39      Independence Village - Winston Salem                                2945 Reynolda Road
42      Polo Club                                                           39352 Polo Club Drive
45      Cedar Run Apartments                                                888 South Oneida Street
49      Hilton Suites Anaheim                                               400 North State College Boulevard
53      Leafstone Apartments                                                10100 Brown Bridge Road
54      Peckham Square                                                      3750 Kietzke Lane
56      The Ashford at Stone Ridge                                          1048 Flat Shoals Road
59      Plaza at Williams Centre                                            5340 - 5480 East Broadway Boulevard
60      Covington Plaza                                                     731 East Union Hills Road
61      River Place Apartments                                              4501 Old Caldwell Mill Road
62      La Habra Business Center and Tuff Guy Storage                       1020-1160 South Cypress Street
65      Topanga Portfolio                                                   Various
68      Atrium Office Park                                                  851-865 Southwest 78th Avenue
72      Grande Apartments                                                   240 West Sumner Avenue
74      Rendina - Southpointe Medical Center                                600 South Pine Island Road
81      Murphy Canyon Office Building                                       4995 Murphy Canyon Road
84      Residence Inn - Franklin                                            4 Forge Parkway
86      Country Club Plaza                                                  1701 Legacy Drive
90      Residence Inn by Marriott - Novi                                    27477 Cabaret Drive
93      Residence Inn by Marriott - Weston                                  2605 Weston Road
94      Main Place Shopping Center                                          1800 South Main Street
111     Edinburg Regional Medical Plaza I                                   4302 South Sugar Road
113     Towne Place Suites by Marriott - Orlando                            11801 High Tech Avenue
114     Klein MF Portfolio (Quail and Greentree)                            Various
117     Quail Pointe Apartments                                             1010 Henderson Road
119     Tempe St. Luke's Office Building                                    1492 South Mill Avenue
122     Springhill Suites - Southfield                                      28555 Northwestern Highway
123     North Rivers Business Center                                        2070 Northbrook Boulevard
130     1120 Nasa                                                           1120 Nasa Road One
131     Tower Park                                                          1601 Holleman Drive
132     Redbird Village                                                     4343 West Camp Wisdom Road
136     Beverly Wilshire Retail                                             Various
137     JFK Medical Pavilion I                                              8188 Jog Road
139     Courtyard by Marriott - Grand Rapids Airport                        4741 28th Street Southeast
142     Chefalo Self Storage                                                24801 Industrial Boulevard
145     Fairfield Inn by Marriott - Fort Myers                              7090 Cypress Terrace
153     Walgreens (Missouri, TX)                                            4042 Lake Shore Harbour Boulevard
154     West Oxmoor Tower                                                   11 West Oxmoor Road
161     Walgreens (Statesboro)                                              516 Northside Drive East
166     Holiday Inn Express - Hialeah                                       6650 West 20th Avenue
167     Walgreens (New Braunfels)                                           1210 North Business IH-35
168     8700 Commerce Park                                                  8700 Commerce Park Drive
169     Garden Village Apartments                                           2000 North Mattis Avenue
172     Reddington El Paso Office                                           6070 Gateway Boulevard East
173     Crossroads Plaza                                                    5025 and 5035 South Fort Apache Road
177     Lake Crest Plaza                                                    2341 John Hawkins Parkway
186     Madison Avenue Home Center                                          27230 Madison Avenue
187     Congress Professional Center I                                      1640 South Congress Avenue
188     213 Summerhill Road                                                 213 Summerhill Road
195     Sinking Spring Marketplace                                          SR Route 422 and Krick Lane
196     5450 Northwest Central                                              5450 Northwest Central Drive
202     Kerr- 722 West Independence Blvd                                    722 West Independence Boulevard
203     Newbridge Road Shopping Center                                      673-709 Newbridge Road
207     Space Savers Self Storage                                           27250 U.S. Highway 98
208     A & M Mobile Home Park                                              4900 Southeast 102nd Place
212     Cahuenga Apartments                                                 4605 Cahuenga Boulevard
221     EZ Encino                                                           17050 Ventura Boulevard
224     Jefferson Auto Center                                               26622 Jefferson Avenue
225     Osler Medical Arts Pavilion                                         490 Center Lake Circle
227     Kerr Drug - Raleigh                                                 2901 Wakefield Pines Drive
233     Kerr Drug - Franklinton                                             3422 US Highway 1
238     Kerr Drug - St. Pauls                                               419 West Broad Street
242     Kerr- 407 West Main St.                                             407 West Main Street
247     Kerr Drug - Johns Island                                            2803 Maybank Highway
248     Bluebird Apartments                                                 904 Rice Street
252     Seven Juliustown                                                    7 Juliustown Road
253     Kerr Drug - Summerville                                             1515 Old Trolley Road
256     Dothan South Plaza                                                  301 West Inez Road
259     Kerr Drug - Maxton                                                  106 Martin Luther King, Jr. Drive
277     Hillcrest MHC and Colonial Estates MHC                              3130 Hillcrest Road and 1509 Church Street


(TABLE CONTINUED)

                                                                                                                     Zip
 #      Crossed   Property Name                                                City                    State         Code
-----------------------------------------------------------------------------------------------------------------------------
 4      Palmer Center                                                        Colorado Springs      CO               80903
 5      120 Wall Street                                                      New York              NY               10005
 7      Silver Portfolio-Kimco                                               Various               Various         Various
11      Valley Forge Office Center                                           Wayne                 PA               19403
13      Centergy Office                                                      Atlanta               GA               30308
19      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North        Various               Various         Various
25      Saddle Creek Apartments                                              Novi                  MI               48375
28      Ventana Apartments                                                   San Antonio           TX               78230
29      Marlton Square                                                       Marlton               NJ               08053
38      Independence Village - Peoria                                        Peoria                IL               61614
39      Independence Village - Winston Salem                                 Winston-Salem         NC               27106
42      Polo Club                                                            Farmington Hills      MI               48335
45      Cedar Run Apartments                                                 Denver                CO               80224
49      Hilton Suites Anaheim                                                Orange                CA               92868
53      Leafstone Apartments                                                 Covington             GA               30014
54      Peckham Square                                                       Reno                  NV               89502
56      The Ashford at Stone Ridge                                           College Park          GA               30349
59      Plaza at Williams Centre                                             Tucson                AZ               85711
60      Covington Plaza                                                      Phoenix               AZ               85024
61      River Place Apartments                                               Birmingham            AL               35242
62      La Habra Business Center and Tuff Guy Storage                        La Habra              CA               90631
65      Topanga Portfolio                                                    Various               Various         Various
68      Atrium Office Park                                                   Plantation            FL               33324
72      Grande Apartments                                                    Roselle Park          NJ               07204
74      Rendina - Southpointe Medical Center                                 Plantation            FL               33324
81      Murphy Canyon Office Building                                        San Diego             CA               92123
84      Residence Inn - Franklin                                             Franklin              MA               02038
86      Country Club Plaza                                                   Frisco                TX               75034
90      Residence Inn by Marriott - Novi                                     Novi                  MI               48377
93      Residence Inn by Marriott - Weston                                   Weston                FL               33331
94      Main Place Shopping Center                                           McAllen               TX               78503
111     Edinburg Regional Medical Plaza I                                    Edinburg              TX               78539
113     Towne Place Suites by Marriott - Orlando                             Orlando               FL               32817
114     Klein MF Portfolio (Quail and Greentree)                             Various               Various         Various
117     Quail Pointe Apartments                                              Huntsville            AL               35816
119     Tempe St. Luke's Office Building                                     Tempe                 AZ               85281
122     Springhill Suites - Southfield                                       Southfield            MI               48034
123     North Rivers Business Center                                         North Charleston      SC               29418
130     1120 Nasa                                                            Nassau Bay            TX               77058
131     Tower Park                                                           College Station       TX               77840
132     Redbird Village                                                      Dallas                TX               75237
136     Beverly Wilshire Retail                                              Various               Various         Various
137     JFK Medical Pavilion I                                               Boynton Beach         FL               33437
139     Courtyard by Marriott - Grand Rapids Airport                         Kentwood              MI               49512
142     Chefalo Self Storage                                                 Hayward               CA               94545
145     Fairfield Inn by Marriott - Fort Myers                               Fort Myers            FL               33907
153     Walgreens (Missouri, TX)                                             Missouri City         TX               77459
154     West Oxmoor Tower                                                    Birmingham            AL               35209
161     Walgreens (Statesboro)                                               Statesboro            GA               30458
166     Holiday Inn Express - Hialeah                                        Hialeah               FL               33016
167     Walgreens (New Braunfels)                                            New Braunfels         TX               78130
168     8700 Commerce Park                                                   Houston               TX               77036
169     Garden Village Apartments                                            Champaign             IL               61821
172     Reddington El Paso Office                                            El Paso               TX               79905
173     Crossroads Plaza                                                     Las Vegas             NV               89148
177     Lake Crest Plaza                                                     Hoover                AL               35244
186     Madison Avenue Home Center                                           Temecula              CA               92590
187     Congress Professional Center I                                       Palm Springs          FL               33461
188     213 Summerhill Road                                                  East Brunswick        NJ               08816
195     Sinking Spring Marketplace                                           Sinking Spring        PA               19608
196     5450 Northwest Central                                               Houston               TX               77092
202     Kerr- 722 West Independence Blvd                                     Mount Airy            NC               27030
203     Newbridge Road Shopping Center                                       Levittown             NY               11756
207     Space Savers Self Storage                                            Daphne                AL               36526
208     A & M Mobile Home Park                                               Belleview             FL               34420
212     Cahuenga Apartments                                                  Toluca Lake           CA               91602
221     EZ Encino                                                            Encino                CA               91316
224     Jefferson Auto Center                                                Murrieta              CA               92562
225     Osler Medical Arts Pavilion                                          Palm Bay              FL               32907
227     Kerr Drug - Raleigh                                                  Raleigh               NC               27614
233     Kerr Drug - Franklinton                                              Franklinton           NC               27525
238     Kerr Drug - St. Pauls                                                St. Pauls             NC               28384
242     Kerr- 407 West Main St.                                              Jamestown             NC               27282
247     Kerr Drug - Johns Island                                             John's Island         SC               29412
248     Bluebird Apartments                                                  St. Paul              MN               55117
252     Seven Juliustown                                                     Brown Mills           NJ               08015
253     Kerr Drug - Summerville                                              Summerville           SC               29485
256     Dothan South Plaza                                                   Dothan                AL               36301
259     Kerr Drug - Maxton                                                   Maxton                NC               28364
277     Hillcrest MHC and Colonial Estates MHC                               Vincennes             IN               47591




(TABLE CONTINUED)

                                                                         Interest     Net Mortgage      Original       Cut-off
 #      Crossed   Property Name                                            Rate           Rate          Balance        Balance
----------------------------------------------------------------------------------------------------------------------------------
 4      Palmer Center                                                     5.0800%       4.97918%        $79,580,000    $79,580,000
 5      120 Wall Street                                                   4.9000%       4.79918%        $70,000,000    $70,000,000
 7      Silver Portfolio-Kimco                                            4.9400%       4.83918%        $65,000,000    $64,933,333
11      Valley Forge Office Center                                        5.4300%       5.32918%        $44,000,000    $44,000,000
13      Centergy Office                                                   5.5400%       5.43918%        $42,000,000    $42,000,000
19      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North     5.5300%       5.49204%        $35,000,000    $35,000,000
25      Saddle Creek Apartments                                           5.1100%       5.00918%        $23,500,000    $23,500,000
28      Ventana Apartments                                                5.0300%       4.92918%        $21,600,000    $21,600,000
29      Marlton Square                                                    5.1600%       5.05918%        $21,600,000    $21,530,302
38      Independence Village - Peoria                                     5.4600%       5.35918%        $10,250,000    $10,204,714
39      Independence Village - Winston Salem                              5.4600%       5.35918%         $7,400,000     $7,367,305
42      Polo Club                                                         5.3800%       5.27918%        $16,600,000    $16,600,000
45      Cedar Run Apartments                                              5.3900%       5.28918%        $14,500,000    $14,379,306
49      Hilton Suites Anaheim                                             5.4100%       5.34358%        $13,700,000    $13,700,000
53      Leafstone Apartments                                              5.2500%       5.14918%        $12,900,000    $12,900,000
54      Peckham Square                                                    5.2500%       5.14918%        $12,875,000    $12,875,000
56      The Ashford at Stone Ridge                                        5.3100%       5.20918%        $12,650,000    $12,650,000
59      Plaza at Williams Centre                                          4.7800%       4.67918%        $12,000,000    $11,940,481
60      Covington Plaza                                                   5.1800%       5.07918%        $11,880,000    $11,880,000
61      River Place Apartments                                            5.1900%       5.08918%        $11,700,000    $11,700,000
62      La Habra Business Center and Tuff Guy Storage                     5.3400%       5.23918%        $11,500,000    $11,500,000
65      Topanga Portfolio                                                 5.2600%       5.15918%        $11,298,000    $11,262,337
68      Atrium Office Park                                                5.1200%       5.01918%        $10,700,000    $10,665,170
72      Grande Apartments                                                 5.5500%       5.44918%        $10,300,000    $10,300,000
74      Rendina - Southpointe Medical Center                              4.8900%       4.78918%        $10,000,000     $9,965,789
81      Murphy Canyon Office Building                                     5.5200%       5.41918%         $8,900,000     $8,900,000
84      Residence Inn - Franklin                                          5.4700%       5.38978%         $8,500,000     $8,450,334
86      Country Club Plaza                                                5.1100%       5.00918%         $8,150,000     $8,150,000
90      Residence Inn by Marriott - Novi                                  5.5000%       5.41793%         $8,000,000     $7,953,503
93      Residence Inn by Marriott - Weston                                6.0000%       5.91629%         $7,600,000     $7,600,000
94      Main Place Shopping Center                                        5.3300%       5.22918%         $7,600,000     $7,576,379
111     Edinburg Regional Medical Plaza I                                 5.3000%       5.19918%         $6,500,000     $6,486,150
113     Towne Place Suites by Marriott - Orlando                          5.3900%       5.29888%         $6,200,000     $6,200,000
114     Klein MF Portfolio (Quail and Greentree)                          5.3750%       5.27418%         $6,120,000     $6,114,056
117     Quail Pointe Apartments                                           5.0800%       4.97918%         $5,979,248     $5,979,248
119     Tempe St. Luke's Office Building                                  5.3300%       5.22918%         $5,994,000     $5,975,370
122     Springhill Suites - Southfield                                    5.5000%       5.40608%         $5,800,000     $5,757,085
123     North Rivers Business Center                                      5.2800%       5.17918%         $5,600,000     $5,600,000
130     1120 Nasa                                                         5.4100%       5.30918%         $5,300,000     $5,283,818
131     Tower Park                                                        5.0900%       4.98918%         $5,250,000     $5,250,000
132     Redbird Village                                                   5.5000%       5.39918%         $5,240,000     $5,235,065
136     Beverly Wilshire Retail                                           5.4000%       5.29918%         $5,000,000     $5,000,000
137     JFK Medical Pavilion I                                            6.0200%       5.89418%         $5,100,000     $4,981,149
139     Courtyard by Marriott - Grand Rapids Airport                      6.1200%       6.01918%         $5,000,000     $4,953,083
142     Chefalo Self Storage                                              5.2900%       5.18918%         $4,900,000     $4,889,537
145     Fairfield Inn by Marriott - Fort Myers                            5.3400%       5.23918%         $4,700,000     $4,700,000
153     Walgreens (Missouri, TX)                                          5.3200%       5.21918%         $4,447,000     $4,447,000
154     West Oxmoor Tower                                                 5.4800%       5.37918%         $4,400,000     $4,400,000
161     Walgreens (Statesboro)                                            5.0900%       4.98918%         $4,075,000     $4,075,000
166     Holiday Inn Express - Hialeah                                     5.3900%       5.28918%         $4,000,000     $3,982,112
167     Walgreens (New Braunfels)                                         5.2900%       5.18918%         $3,890,000     $3,890,000
168     8700 Commerce Park                                                5.2400%       5.13918%         $3,870,000     $3,866,116
169     Garden Village Apartments                                         5.6500%       5.54918%         $3,700,000     $3,692,688
172     Reddington El Paso Office                                         5.5200%       5.41918%         $3,600,000     $3,589,277
173     Crossroads Plaza                                                  5.4500%       5.34918%         $3,500,000     $3,500,000
177     Lake Crest Plaza                                                  5.4000%       5.29918%         $3,380,000     $3,369,657
186     Madison Avenue Home Center                                        5.1600%       5.05918%         $3,040,000     $3,040,000
187     Congress Professional Center I                                    5.3000%       5.19918%         $3,013,000     $3,003,573
188     213 Summerhill Road                                               4.8300%       4.72918%         $3,000,000     $2,992,948
195     Sinking Spring Marketplace                                        5.5700%       5.46918%         $2,800,000     $2,800,000
196     5450 Northwest Central                                            5.3750%       5.27418%         $2,800,000     $2,794,128
202     Kerr- 722 West Independence Blvd                                  5.2500%       5.14918%         $2,501,950     $2,499,445
203     Newbridge Road Shopping Center                                    5.8750%       5.77418%         $2,500,000     $2,495,297
207     Space Savers Self Storage                                         5.4700%       5.36918%         $2,500,000     $2,473,663
208     A & M Mobile Home Park                                            5.4400%       5.33918%         $2,450,000     $2,450,000
212     Cahuenga Apartments                                               5.0900%       4.98918%         $2,385,000     $2,385,000
221     EZ Encino                                                         5.5200%       5.41918%         $2,200,000     $2,200,000
224     Jefferson Auto Center                                             5.4200%       5.31918%         $2,100,000     $2,100,000
225     Osler Medical Arts Pavilion                                       5.3000%       5.19918%         $2,100,000     $2,093,430
227     Kerr Drug - Raleigh                                               5.2500%       5.14918%         $2,084,959     $2,078,363
233     Kerr Drug - Franklinton                                           5.2500%       5.14918%         $1,905,221     $1,899,194
238     Kerr Drug - St. Pauls                                             5.2500%       5.14918%         $1,869,273     $1,863,359
242     Kerr- 407 West Main St.                                           5.2500%       5.14918%         $1,797,378     $1,795,578
247     Kerr Drug - Johns Island                                          5.2500%       5.14918%         $1,689,535     $1,684,190
248     Bluebird Apartments                                               5.6600%       5.55918%         $1,660,000     $1,658,498
252     Seven Juliustown                                                  5.4700%       5.36918%         $1,600,000     $1,595,180
253     Kerr Drug - Summerville                                           5.2500%       5.14918%         $1,567,314     $1,562,356
256     Dothan South Plaza                                                5.5400%       5.43918%         $1,500,000     $1,496,804
259     Kerr Drug - Maxton                                                5.2500%       5.14918%         $1,366,007     $1,361,686
277     Hillcrest MHC and Colonial Estates MHC                            5.3900%       5.28918%           $900,000       $900,000




(TABLE CONTINUED)

                                                                               Rem.                                      Orig
                                                                             Term to         Maturity                   Amort.
 #      Crossed   Property Name                                              Maturity          Date         ARD          Term
-----------------------------------------------------------------------------------------------------------------------------------
 4      Palmer Center                                                          360             8/1/2015         N/A       360
 5      120 Wall Street                                                   Interest Only       10/1/2012         N/A  Interest Only
 7      Silver Portfolio-Kimco                                                 358             9/1/2015         N/A       360
11      Valley Forge Office Center                                        Interest Only        9/1/2010         N/A  Interest Only
13      Centergy Office                                                        360            12/1/2014         N/A       360
19      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North          300             9/1/2015         N/A       300
25      Saddle Creek Apartments                                                360             9/1/2015         N/A       360
28      Ventana Apartments                                                     360             9/1/2015         N/A       360
29      Marlton Square                                                         357             8/1/2015         N/A       360
38      Independence Village - Peoria                                          297             9/1/2015         N/A       300
39      Independence Village - Winston Salem                                   297             9/1/2015         N/A       300
42      Polo Club                                                              360            11/1/2015         N/A       360
45      Cedar Run Apartments                                                   352             3/1/2015         N/A       360
49      Hilton Suites Anaheim                                                  300             7/1/2010         N/A       300
53      Leafstone Apartments                                                   360             8/1/2015         N/A       360
54      Peckham Square                                                         360             9/1/2015         N/A       360
56      The Ashford at Stone Ridge                                             360            10/1/2010         N/A       360
59      Plaza at Williams Centre                                               297             8/1/2015         N/A       300
60      Covington Plaza                                                        360             8/1/2015         N/A       360
61      River Place Apartments                                                 360            10/1/2015         N/A       360
62      La Habra Business Center and Tuff Guy Storage                          360            10/1/2015         N/A       360
65      Topanga Portfolio                                                      357             8/1/2015         N/A       360
68      Atrium Office Park                                                     357             8/1/2015         N/A       360
72      Grande Apartments                                                      324             2/1/2012         N/A       324
74      Rendina - Southpointe Medical Center                                   357             8/1/2015         N/A       360
81      Murphy Canyon Office Building                                     Interest Only        8/1/2010         N/A  Interest Only
84      Residence Inn - Franklin                                               296             1/1/2011         N/A       300
86      Country Club Plaza                                                     360             8/1/2015         N/A       360
90      Residence Inn by Marriott - Novi                                       296             7/1/2015         N/A       300
93      Residence Inn by Marriott - Weston                                     300             5/1/2015         N/A       300
94      Main Place Shopping Center                                             357             8/1/2015         N/A       360
111     Edinburg Regional Medical Plaza I                                      358             9/1/2015         N/A       360
113     Towne Place Suites by Marriott - Orlando                               300             8/1/2015         N/A       300
114     Klein MF Portfolio (Quail and Greentree)                               359            10/1/2015         N/A       360
117     Quail Pointe Apartments                                                360            10/1/2015         N/A       360
119     Tempe St. Luke's Office Building                                       357             8/1/2015         N/A       360
122     Springhill Suites - Southfield                                         295             6/1/2015         N/A       300
123     North Rivers Business Center                                           360             8/1/2015         N/A       360
130     1120 Nasa                                                              357             8/1/2015         N/A       360
131     Tower Park                                                             360             8/1/2010         N/A       360
132     Redbird Village                                                        359            10/1/2015         N/A       360
136     Beverly Wilshire Retail                                                360            10/1/2015         N/A       360
137     JFK Medical Pavilion I                                                 336            11/1/2013         N/A       360
139     Courtyard by Marriott - Grand Rapids Airport                           293             4/1/2015         N/A       300
142     Chefalo Self Storage                                                   358             9/1/2015         N/A       360
145     Fairfield Inn by Marriott - Fort Myers                                 300             9/1/2015         N/A       300
153     Walgreens (Missouri, TX)                                               360            10/1/2015         N/A       360
154     West Oxmoor Tower                                                      360             2/1/2015         N/A       360
161     Walgreens (Statesboro)                                                 360             9/1/2015         N/A       360
166     Holiday Inn Express - Hialeah                                          297             8/1/2015         N/A       300
167     Walgreens (New Braunfels)                                              360             8/1/2015         N/A       360
168     8700 Commerce Park                                                     359            10/1/2015         N/A       360
169     Garden Village Apartments                                              358             9/1/2020         N/A       360
172     Reddington El Paso Office                                              357             8/1/2015         N/A       360
173     Crossroads Plaza                                                       360             9/1/2015         N/A       360
177     Lake Crest Plaza                                                       357             8/1/2015         N/A       360
186     Madison Avenue Home Center                                             360             8/1/2015         N/A       360
187     Congress Professional Center I                                         357             8/1/2015         N/A       360
188     213 Summerhill Road                                                    358             9/1/2015         N/A       360
195     Sinking Spring Marketplace                                             360             9/1/2015         N/A       360
196     5450 Northwest Central                                                 358             9/1/2015         N/A       360
202     Kerr- 722 West Independence Blvd                                       359            10/1/2015         N/A       360
203     Newbridge Road Shopping Center                                         358             9/1/2015         N/A       360
207     Space Savers Self Storage                                              177             8/1/2020         N/A       180
208     A & M Mobile Home Park                                                 360            10/1/2010         N/A       360
212     Cahuenga Apartments                                                    360             7/1/2015         N/A       360
221     EZ Encino                                                              360             9/1/2015         N/A       360
224     Jefferson Auto Center                                                  360            10/1/2015         N/A       360
225     Osler Medical Arts Pavilion                                            357             8/1/2015         N/A       360
227     Kerr Drug - Raleigh                                                    357             8/1/2015         N/A       360
233     Kerr Drug - Franklinton                                                357             8/1/2015         N/A       360
238     Kerr Drug - St. Pauls                                                  357             8/1/2015         N/A       360
242     Kerr- 407 West Main St.                                                359            10/1/2015         N/A       360
247     Kerr Drug - Johns Island                                               357             8/1/2015         N/A       360
248     Bluebird Apartments                                                    359            10/1/2015         N/A       360
252     Seven Juliustown                                                       357             8/1/2015         N/A       360
253     Kerr Drug - Summerville                                                357             8/1/2015         N/A       360
256     Dothan South Plaza                                                     239            10/1/2015         N/A       240
259     Kerr Drug - Maxton                                                     357             8/1/2015         N/A       360
277     Hillcrest MHC and Colonial Estates MHC                                 360             9/1/2015         N/A       360




(TABLE CONTINUED)


                                                                                                     Units/
                                                                           Rem.                     Sq. Ft./
                                                                          Amort.       Monthly       Rooms/
#      Crossed   Property Name                                             Term        Payment        Pads
---------------------------------------------------------------------------------------------------------------
4      Palmer Center                                                       360           $431,102      458,331
5      120 Wall Street                                                Interest Only      $289,803      607,172
7      Silver Portfolio-Kimco                                              358           $334,292      310,610
1      Valley Forge Office Center                                     Interest Only      $201,865      258,345
3      Centergy Office                                                     360           $239,527      253,251
9      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North       300           $215,558          504
5      Saddle Creek Apartments                                             360           $127,738          400
8      Ventana Apartments                                                  360           $116,350          390
9      Marlton Square                                                      357           $118,075       72,948
8      Independence Village - Peoria                                       297            $62,699          158
9      Independence Village - Winston Salem                                297            $45,266          156
2      Polo Club                                                           360            $93,007          281
5      Cedar Run Apartments                                                352            $81,331          384
9      Hilton Suites Anaheim                                               300            $83,395          230
3      Leafstone Apartments                                                360            $71,234          232
4      Peckham Square                                                      360            $71,096      128,717
6      The Ashford at Stone Ridge                                          360            $70,325          248
9      Plaza at Williams Centre                                            297            $68,621      108,914
0      Covington Plaza                                                     360            $65,088      105,366
1      River Place Apartments                                              360            $64,174          213
2      La Habra Business Center and Tuff Guy Storage                       360            $64,146      152,553
5      Topanga Portfolio                                                   357            $62,458        22,277
8      Atrium Office Park                                                  357            $58,227        98,511
2      Grande Apartments                                                   324            $61,407           119
4      Rendina - Southpointe Medical Center                                357            $53,012        47,020
1      Murphy Canyon Office Building                                  Interest Only       $41,509        57,747
4      Residence Inn - Franklin                                            296            $52,045           108
6      Country Club Plaza                                                  360            $44,301        51,652
0      Residence Inn by Marriott - Novi                                    296            $49,127           107
3      Residence Inn by Marriott - Weston                                  300            $48,967           100
4      Main Place Shopping Center                                          357            $42,345       170,530
11     Edinburg Regional Medical Plaza I                                   358            $36,095        52,068
13     Towne Place Suites by Marriott - Orlando                            300            $37,667           105
14     Klein MF Portfolio (Quail and Greentree)                            359            $34,270           369
17     Quail Pointe Apartments                                             360            $32,391           184
19     Tempe St. Luke's Office Building                                    357            $33,397        59,808
22     Springhill Suites - Southfield                                      295            $35,617            84
23     North Rivers Business Center                                        360            $31,028        77,333
30     1120 Nasa                                                           357            $29,794        79,434
31     Tower Park                                                          360            $28,473           209
32     Redbird Village                                                     359            $29,752        85,295
36     Beverly Wilshire Retail                                             360            $28,077        12,675
37     JFK Medical Pavilion I                                              336            $30,643        25,565
39     Courtyard by Marriott - Grand Rapids Airport                        293            $32,583            84
42     Chefalo Self Storage                                                358            $27,180        61,220
45     Fairfield Inn by Marriott - Fort Myers                              300            $28,415           104
53     Walgreens (Missouri, TX)                                            360            $24,750        14,820
54     West Oxmoor Tower                                                   360            $24,928        86,770
61     Walgreens (Statesboro)                                              360            $22,100        14,820
66     Holiday Inn Express - Hialeah                                       297            $24,301           144
67     Walgreens (New Braunfels)                                           360            $21,577        14,820
68     8700 Commerce Park                                                  359            $21,346        77,203
69     Garden Village Apartments                                           358            $21,358           163
72     Reddington El Paso Office                                           357            $20,486        71,409
73     Crossroads Plaza                                                    360            $19,763        11,919
77     Lake Crest Plaza                                                    357            $18,980        22,149
86     Madison Avenue Home Center                                          360            $16,618        31,760
87     Congress Professional Center I                                      357            $16,731        17,738
88     213 Summerhill Road                                                 358            $15,794        19,016
95     Sinking Spring Marketplace                                          360            $16,021        18,260
96     5450 Northwest Central                                              358            $15,679        56,350
02     Kerr- 722 West Independence Blvd                                    359            $13,816        11,562
03     Newbridge Road Shopping Center                                      358            $14,788        26,774
07     Space Savers Self Storage                                           177            $20,387        49,450
08     A & M Mobile Home Park                                              360            $13,819           142
12     Cahuenga Apartments                                                 360            $12,935            51
21     EZ Encino                                                           360            $12,519         8,137
24     Jefferson Auto Center                                               360            $11,818        17,111
25     Osler Medical Arts Pavilion                                         357            $11,661        17,790
27     Kerr Drug - Raleigh                                                 357            $11,513        11,628
33     Kerr Drug - Franklinton                                             357            $10,521        11,004
38     Kerr Drug - St. Pauls                                               357            $10,322         9,804
42     Kerr- 407 West Main St.                                             359             $9,925         8,715
47     Kerr Drug - Johns Island                                            357             $9,330         9,804
48     Bluebird Apartments                                                 359             $9,593            31
52     Seven Juliustown                                                    357             $9,055        17,881
53     Kerr Drug - Summerville                                             357             $8,655         9,804
56     Dothan South Plaza                                                  239            $10,352        23,674
59     Kerr Drug - Maxton                                                  357             $7,543         9,804
77     Hillcrest MHC and Colonial Estates MHC                              360             $5,048            70






(TABLE CONTINUED)



                                                                        Interest Calculation       Administration
#      Crossed   Property Name                                          (30/360 / Actual/360)           Fees         Due Date
------------------------------------------------------------------------------------------------------------------------------
4      Palmer Center                                                         Actual/360               0.10082%          1
5      120 Wall Street                                                       Actual/360               0.10082%          1
7      Silver Portfolio-Kimco                                                Actual/360               0.10082%          1
1      Valley Forge Office Center                                            Actual/360               0.10082%          1
3      Centergy Office                                                       Actual/360               0.10082%          1
9      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North         Actual/360               0.03796%          1
5      Saddle Creek Apartments                                               Actual/360               0.10082%          1
8      Ventana Apartments                                                    Actual/360               0.10082%          1
9      Marlton Square                                                        Actual/360               0.10082%          1
8      Independence Village - Peoria                                         Actual/360               0.10082%          1
9      Independence Village - Winston Salem                                  Actual/360               0.10082%          1
2      Polo Club                                                             Actual/360               0.10082%          1
5      Cedar Run Apartments                                                  Actual/360               0.10082%          1
9      Hilton Suites Anaheim                                                 Actual/360               0.06642%          1
3      Leafstone Apartments                                                  Actual/360               0.10082%          1
4      Peckham Square                                                        Actual/360               0.10082%          1
6      The Ashford at Stone Ridge                                            Actual/360               0.10082%          1
9      Plaza at Williams Centre                                              Actual/360               0.10082%          1
0      Covington Plaza                                                       Actual/360               0.10082%          1
1      River Place Apartments                                                Actual/360               0.10082%          1
2      La Habra Business Center and Tuff Guy Storage                         Actual/360               0.10082%          1
5      Topanga Portfolio                                                     Actual/360               0.10082%          1
8      Atrium Office Park                                                    Actual/360               0.10082%          1
2      Grande Apartments                                                     Actual/360               0.10082%          1
4      Rendina - Southpointe Medical Center                                  Actual/360               0.10082%          1
1      Murphy Canyon Office Building                                         Actual/360               0.10082%          1
4      Residence Inn - Franklin                                              Actual/360               0.08022%          1
6      Country Club Plaza                                                    Actual/360               0.10082%          1
0      Residence Inn by Marriott - Novi                                      Actual/360               0.08207%          1
3      Residence Inn by Marriott - Weston                                    Actual/360               0.08371%          1
4      Main Place Shopping Center                                            Actual/360               0.10082%          1
11     Edinburg Regional Medical Plaza I                                     Actual/360               0.10082%          1
13     Towne Place Suites by Marriott - Orlando                              Actual/360               0.09112%          1
14     Klein MF Portfolio (Quail and Greentree)                              Actual/360               0.10082%          1
17     Quail Pointe Apartments                                               Actual/360               0.10082%          1
19     Tempe St. Luke's Office Building                                      Actual/360               0.10082%          1
22     Springhill Suites - Southfield                                        Actual/360               0.09392%          1
23     North Rivers Business Center                                          Actual/360               0.10082%          1
30     1120 Nasa                                                             Actual/360               0.10082%          1
31     Tower Park                                                            Actual/360               0.10082%          1
32     Redbird Village                                                       Actual/360               0.10082%          1
36     Beverly Wilshire Retail                                               Actual/360               0.10082%          1
37     JFK Medical Pavilion I                                                Actual/360               0.12582%          1
39     Courtyard by Marriott - Grand Rapids Airport                          Actual/360               0.10082%          1
42     Chefalo Self Storage                                                  Actual/360               0.10082%          1
45     Fairfield Inn by Marriott - Fort Myers                                Actual/360               0.10082%          1
53     Walgreens (Missouri, TX)                                              Actual/360               0.10082%          1
54     West Oxmoor Tower                                                     Actual/360               0.10082%          1
61     Walgreens (Statesboro)                                                Actual/360               0.10082%          1
66     Holiday Inn Express - Hialeah                                         Actual/360               0.10082%          1
67     Walgreens (New Braunfels)                                             Actual/360               0.10082%          1
68     8700 Commerce Park                                                    Actual/360               0.10082%          1
69     Garden Village Apartments                                             Actual/360               0.10082%          1
72     Reddington El Paso Office                                             Actual/360               0.10082%          1
73     Crossroads Plaza                                                      Actual/360               0.10082%          1
77     Lake Crest Plaza                                                      Actual/360               0.10082%          1
86     Madison Avenue Home Center                                            Actual/360               0.10082%          1
87     Congress Professional Center I                                        Actual/360               0.10082%          1
88     213 Summerhill Road                                                   Actual/360               0.10082%          1
95     Sinking Spring Marketplace                                            Actual/360               0.10082%          1
96     5450 Northwest Central                                                Actual/360               0.10082%          1
02     Kerr- 722 West Independence Blvd                                      Actual/360               0.10082%          1
03     Newbridge Road Shopping Center                                        Actual/360               0.10082%          1
07     Space Savers Self Storage                                             Actual/360               0.10082%          1
08     A & M Mobile Home Park                                                Actual/360               0.10082%          1
12     Cahuenga Apartments                                                   Actual/360               0.10082%          1
21     EZ Encino                                                             Actual/360               0.10082%          1
24     Jefferson Auto Center                                                 Actual/360               0.10082%          1
25     Osler Medical Arts Pavilion                                           Actual/360               0.10082%          1
27     Kerr Drug - Raleigh                                                   Actual/360               0.10082%          1
33     Kerr Drug - Franklinton                                               Actual/360               0.10082%          1
38     Kerr Drug - St. Pauls                                                 Actual/360               0.10082%          1
42     Kerr- 407 West Main St.                                               Actual/360               0.10082%          1
47     Kerr Drug - Johns Island                                              Actual/360               0.10082%          1
48     Bluebird Apartments                                                   Actual/360               0.10082%          1
52     Seven Juliustown                                                      Actual/360               0.10082%          1
53     Kerr Drug - Summerville                                               Actual/360               0.10082%          1
56     Dothan South Plaza                                                    Actual/360               0.10082%          1
59     Kerr Drug - Maxton                                                    Actual/360               0.10082%          1
77     Hillcrest MHC and Colonial Estates MHC                                Actual/360               0.10082%          1






(TABLE CONTINUED)



                                                                                                     Earthquake      Environmental
#      Crossed   Property Name                                          ARD (Y/N)      Defeasance     Insurance        Insurance
------------------------------------------------------------------------------------------------------------------------------------
4      Palmer Center                                                        No             Yes           N/A               No
5      120 Wall Street                                                      No             Yes           N/A               No
7      Silver Portfolio-Kimco                                               No             Yes           N/A               No
1      Valley Forge Office Center                                           No             Yes           N/A               No
3      Centergy Office                                                      No             Yes           N/A               No
9      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North        No             Yes           N/A               No
5      Saddle Creek Apartments                                              No             Yes           N/A               No
8      Ventana Apartments                                                   No             Yes           N/A               No
9      Marlton Square                                                       No             Yes           N/A               No
8      Independence Village - Peoria                                        No             Yes           N/A               No
9      Independence Village - Winston Salem                                 No             Yes           N/A               No
2      Polo Club                                                            No             Yes           N/A               No
5      Cedar Run Apartments                                                 No             Yes           N/A               No
9      Hilton Suites Anaheim                                                No             Yes           N/A               No
3      Leafstone Apartments                                                 No             Yes           N/A               No
4      Peckham Square                                                       No             Yes           N/A               No
6      The Ashford at Stone Ridge                                           No             Yes           N/A               No
9      Plaza at Williams Centre                                             No             Yes           N/A               No
0      Covington Plaza                                                      No             Yes           N/A               No
1      River Place Apartments                                               No             Yes           N/A               No
2      La Habra Business Center and Tuff Guy Storage                        No             Yes           N/A               No
5      Topanga Portfolio                                                    No             Yes           N/A               No
8      Atrium Office Park                                                   No             Yes           N/A               No
2      Grande Apartments                                                    No             Yes           N/A               No
4      Rendina - Southpointe Medical Center                                 No             Yes           N/A               No
1      Murphy Canyon Office Building                                        No             No            N/A               No
4      Residence Inn - Franklin                                             No             Yes           N/A               No
6      Country Club Plaza                                                   No             Yes           N/A               No
0      Residence Inn by Marriott - Novi                                     No             Yes           N/A               No
3      Residence Inn by Marriott - Weston                                   No             Yes           N/A               No
4      Main Place Shopping Center                                           No             Yes           N/A               No
11     Edinburg Regional Medical Plaza I                                    No             Yes           N/A               No
13     Towne Place Suites by Marriott - Orlando                             No             Yes           N/A               No
14     Klein MF Portfolio (Quail and Greentree)                             No             Yes           N/A               No
17     Quail Pointe Apartments                                              No             Yes           N/A               No
19     Tempe St. Luke's Office Building                                     No             No            N/A               No
22     Springhill Suites - Southfield                                       No             Yes           N/A               No
23     North Rivers Business Center                                         No             No            N/A               No
30     1120 Nasa                                                            No             Yes           N/A               No
31     Tower Park                                                           No             No            N/A               No
32     Redbird Village                                                      No             Yes           N/A               No
36     Beverly Wilshire Retail                                              No             No            N/A               No
37     JFK Medical Pavilion I                                               No             No            N/A               No
39     Courtyard by Marriott - Grand Rapids Airport                         No             Yes           N/A               No
42     Chefalo Self Storage                                                 No             Yes           N/A               No
45     Fairfield Inn by Marriott - Fort Myers                               No             Yes           N/A               No
53     Walgreens (Missouri, TX)                                             No             Yes           N/A               No
54     West Oxmoor Tower                                                    No             Yes           N/A               No
61     Walgreens (Statesboro)                                               No             Yes           N/A               No
66     Holiday Inn Express - Hialeah                                        No             Yes           N/A               No
67     Walgreens (New Braunfels)                                            No             No            N/A               No
68     8700 Commerce Park                                                   No             Yes           N/A               No
69     Garden Village Apartments                                            No             No            N/A               No
72     Reddington El Paso Office                                            No             Yes           N/A               No
73     Crossroads Plaza                                                     No             Yes           N/A               No
77     Lake Crest Plaza                                                     No             Yes           N/A               No
86     Madison Avenue Home Center                                           No             Yes           N/A               No
87     Congress Professional Center I                                       No             Yes           N/A               No
88     213 Summerhill Road                                                  No             Yes           N/A               No
95     Sinking Spring Marketplace                                           No             Yes           N/A               No
96     5450 Northwest Central                                               No             Yes           N/A               No
02     Kerr- 722 West Independence Blvd                                     No             Yes           N/A               No
03     Newbridge Road Shopping Center                                       No             Yes           N/A               No
07     Space Savers Self Storage                                            No             Yes           N/A               No
08     A & M Mobile Home Park                                               No             Yes           N/A               No
12     Cahuenga Apartments                                                  No             Yes           N/A               No
21     EZ Encino                                                            No             Yes           N/A               No
24     Jefferson Auto Center                                                No             No            N/A               No
25     Osler Medical Arts Pavilion                                          No             Yes           N/A               No
27     Kerr Drug - Raleigh                                                  No             Yes           N/A               No
33     Kerr Drug - Franklinton                                              No             Yes           N/A               No
38     Kerr Drug - St. Pauls                                                No             Yes           N/A               No
42     Kerr- 407 West Main St.                                              No             Yes           N/A               No
47     Kerr Drug - Johns Island                                             No             Yes           N/A               No
48     Bluebird Apartments                                                  No             Yes           N/A               No
52     Seven Juliustown                                                     No             Yes           N/A               No
53     Kerr Drug - Summerville                                              No             Yes           N/A               No
56     Dothan South Plaza                                                   No             Yes           N/A               No
59     Kerr Drug - Maxton                                                   No             Yes           N/A               No
77     Hillcrest MHC and Colonial Estates MHC                               No             Yes           N/A               No






(TABLE CONTINUED)



                                                                                 Fee/         Letter of      Loan Group
#      Crossed   Property Name                                                Leasehold      Credit (Y/N)        #
--------------------------------------------------------------------------------------------------------------------------
4      Palmer Center                                                             Fee             Yes             1
5      120 Wall Street                                                           Fee              No             1
7      Silver Portfolio-Kimco                                                    Fee              No             1
1      Valley Forge Office Center                                                Fee              No             1
3      Centergy Office                                                      Fee/Leasehold        Yes             1
9      Renaissance Hotel Boca Raton & Marriott Fort Lauderdale North             Fee              No             1
5      Saddle Creek Apartments                                                   Fee              No             2
8      Ventana Apartments                                                        Fee              No             2
9      Marlton Square                                                            Fee              No             1
8      Independence Village - Peoria                                             Fee              No             1
9      Independence Village - Winston Salem                                      Fee              No             1
2      Polo Club                                                                 Fee              No             2
5      Cedar Run Apartments                                                      Fee              No             1
9      Hilton Suites Anaheim                                                     Fee              No             1
3      Leafstone Apartments                                                      Fee              No             2
4      Peckham Square                                                            Fee              No             1
6      The Ashford at Stone Ridge                                                Fee              No             2
9      Plaza at Williams Centre                                                  Fee              No             1
0      Covington Plaza                                                           Fee              No             1
1      River Place Apartments                                                    Fee             Yes             1
2      La Habra Business Center and Tuff Guy Storage                             Fee              No             1
5      Topanga Portfolio                                                         Fee              No             1
8      Atrium Office Park                                                        Fee              No             1
2      Grande Apartments                                                         Fee              No             2
4      Rendina - Southpointe Medical Center                                      Fee              No             1
1      Murphy Canyon Office Building                                             Fee              No             1
4      Residence Inn - Franklin                                                  Fee              No             1
6      Country Club Plaza                                                        Fee              No             1
0      Residence Inn by Marriott - Novi                                          Fee              No             1
3      Residence Inn by Marriott - Weston                                        Fee              No             1
4      Main Place Shopping Center                                                Fee              No             1
11     Edinburg Regional Medical Plaza I                                         Fee              No             1
13     Towne Place Suites by Marriott - Orlando                                  Fee              No             1
14     Klein MF Portfolio (Quail and Greentree)                                  Fee              No             2
17     Quail Pointe Apartments                                                   Fee              No             2
19     Tempe St. Luke's Office Building                                       Leasehold           No             1
22     Springhill Suites - Southfield                                            Fee              No             1
23     North Rivers Business Center                                              Fee              No             1
30     1120 Nasa                                                                 Fee              No             1
31     Tower Park                                                                Fee              No             2
32     Redbird Village                                                           Fee              No             1
36     Beverly Wilshire Retail                                                   Fee              No             1
37     JFK Medical Pavilion I                                                    Fee              No             1
39     Courtyard by Marriott - Grand Rapids Airport                              Fee              No             1
42     Chefalo Self Storage                                                      Fee              No             1
45     Fairfield Inn by Marriott - Fort Myers                                    Fee              No             1
53     Walgreens (Missouri, TX)                                                  Fee              No             1
54     West Oxmoor Tower                                                         Fee              No             1
61     Walgreens (Statesboro)                                                    Fee              No             1
66     Holiday Inn Express - Hialeah                                             Fee              No             1
67     Walgreens (New Braunfels)                                                 Fee              No             1
68     8700 Commerce Park                                                        Fee              No             1
69     Garden Village Apartments                                                 Fee              No             2
72     Reddington El Paso Office                                                 Fee              No             1
73     Crossroads Plaza                                                          Fee              No             1
77     Lake Crest Plaza                                                          Fee             Yes             1
86     Madison Avenue Home Center                                                Fee              No             1
87     Congress Professional Center I                                            Fee              No             1
88     213 Summerhill Road                                                       Fee              No             1
95     Sinking Spring Marketplace                                                Fee              No             1
96     5450 Northwest Central                                                    Fee              No             1
02     Kerr- 722 West Independence Blvd                                          Fee              No             1
03     Newbridge Road Shopping Center                                            Fee              No             1
07     Space Savers Self Storage                                                 Fee              No             1
08     A & M Mobile Home Park                                                    Fee              No             1
12     Cahuenga Apartments                                                       Fee              No             2
21     EZ Encino                                                                 Fee              No             1
24     Jefferson Auto Center                                                     Fee              No             1
25     Osler Medical Arts Pavilion                                               Fee              No             1
27     Kerr Drug - Raleigh                                                       Fee              No             1
33     Kerr Drug - Franklinton                                                   Fee              No             1
38     Kerr Drug - St. Pauls                                                     Fee              No             1
42     Kerr- 407 West Main St.                                                   Fee              No             1
47     Kerr Drug - Johns Island                                                  Fee              No             1
48     Bluebird Apartments                                                       Fee              No             2
52     Seven Juliustown                                                          Fee              No             1
53     Kerr Drug - Summerville                                                   Fee              No             1
56     Dothan South Plaza                                                        Fee              No             1
59     Kerr Drug - Maxton                                                        Fee              No             1
77     Hillcrest MHC and Colonial Estates MHC                                    Fee              No             2

                                  SCHEDULE III

                 MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1.    Independence Village - Peoria
      Independence Village - Winston Salem

                                  SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES



                                      None

                                   SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

                                   SCHEDULE 1

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                      GMAC COMMERCIAL MORTGAGE CORPORATION

Exception to Representation 4 - Lien; Valid Assignment:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49168          120 Wall Street                  Seller's mortgage encumbers,
                                                inter alia, both the fee and
                                                leasehold interests in the units
                                                owned by IDA and leased to
                                                borrower (collectively the "IDA
                                                Units"). There is a senior
                                                mortgage (a PILOT Mortgage)
                                                encumbering the fee and
                                                leasehold interests in the IDA
                                                Units.


Exception to Representation 6 - Mortgage Status; Waivers and Modifications:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49527          Kerr Drug -                      Mortgage Loans were assumed by
                722 West Independence Blvd.     various borrowers unaffiliated
49518          Kerr Drug - Franklintown         with Seller on October 25, 2005.
49520          Kerr Drug - Raleigh

49705          Atrium Office Park               Mortgage Loans were assumed by
49866          Southpointe Medical Center       Windrose affiliates on November
                                                4, 2005.

49367          Congress Professional Center I   Lender has granted conditional
49368          Osler Medical Arts Pavilion      consent letters with respect
                                                to transfer of Mortgaged
49330          Edinburg Regional Medical        Properties to, and assumption of
               Plaza I                          related Mortgage Loans by,
49370          Tempe St. Luke's Office          Windrose affiliates.
               Building

49900          Renaissance                      Lender and Borrower executed a
                                                Second Modification Agreement on
                                                or about November 2, 2005 that,
                                                inter alia, amended the
                                                certification requirements for
                                                financial statements.

42651          JFK Medical Pavilion I           Lender and Borrower executed a
                                                First Amendment to Loan
                                                Agreement on or about October
                                                11, 2005 that changed the
                                                voluntary prepayment provisions
                                                from defeasance to yield
                                                maintenance.


Exception to Representation 7 -Condition of Property:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49860          Fairfield Inn - Fort Myers,      $34,550 of immediate repairs
                FL                              were identified. No repair
                                                reserve was required.
49660          Hilton Suites Anaheim            $142,100 of immediate repairs
                                                were identified. No reserved was
                                                required.
50117          River Place Apartments           Property has sustained fire
                                                damage.


Exception to Representation 14 - Insurance:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49561          Cahuenga Apartments              The loan documents contain
                                                limits on the amount of
                                                terrorism coverage that is
                                                required to be maintained.
49857          Country Club Plaza
49426          Covington Plaza
49466          Murphy Canyon Office Building
49720          Ventana Apartments
49168          120 Wall Street
49962          Silver Kimco

49625          Walgreens (Statesboro)           Tenant is permitted to self
                                                insure. No representations are
                                                made regarding insurance.
49849          Walgreens (New Braunfels)
50779          Walgreens (Missouri, TX)


Exceptions to Representation 17 - Leasehold Estate:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
41222          Centergy (Ground Lease           (ii) The Ground Lease provides
               encumbers parking parcel         that ground lessee has an
               only.)                           exclusive purchase option for
                                                all of ground lessor's right,
                                                title and interest in the
                                                property, which is exercisable
                                                on April 30, 2023.
                                                (v) The Ground Lease provides
                                                that ground lessee has an
                                                exclusive purchase option for
                                                all of ground lessor's right,
                                                title and interest in the
                                                property, which is exercisable
                                                on April 30, 2023. (vii) The
                                                Ground Lease provides that
                                                ground lessee has an exclusive
                                                purchase option for all of
                                                ground lessor's right, title and
                                                interest in the property, which
                                                is exercisable on April 30,
                                                2023.
                                                (viii) The Ground Lease provides
                                                that insurance proceeds shall be
                                                the property of the ground
                                                lessor subject to ground
                                                lessor's right to repair the
                                                structure.

49370          Tempe St. Luke's Office          (iii) There are restrictions
               Building                         pertaining to the assignment of
                                                lessee's interest, as set forth
                                                in the ground lease.
                                                (ix) There are restrictions
                                                pertaining tosubletting, as set
                                                forth in the ground lease.


Exception to Representation 25 - Releases of Mortgaged Property:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49962          Silver Kimco                     The Mortgage Loan Documents
49581          Klein MF Portfolio (Quail        provide for a partial release of
               and Greentree)                   the Mortgaged Property upon
47077          West Oxmoor Tower                certain conditions more fully
49236          Holiday Inn Express - Hialeah    set forth in the applicable
47827          Beverly Wilshire Retail          Mortgage Loan Documents.

50211          Independence Village - Peoria    The Mortgage Loan Documents
               Independence Village -           provide for a release of the
50212          Winston Salem                    cross collateralized Mortgaged
                                                Property upon certain conditions
                                                more fully set forth in the
                                                applicable Mortgage Loan
                                                Documents.

49900          Renaissance                      The Mortgage Loan Documents
                                                provide for a release of a
                                                portion of the Mortgaged
                                                Property in connection with the
                                                partial defeasance of the Loan
                                                upon certain conditions more
                                                fully set forth in the
                                                applicable Mortgage Loan
                                                Documents.


Exception to Representation 26 -Non Equity Participation:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49529          Kerr- 407 West Main St.          A party related to the Seller
49525          Kerr Drug - Johns Island         owns the borrower.
49513          Kerr Drug - Maxton
49524          Kerr Drug - St. Pauls
49526          Kerr Drug - Summerville

Exception to Representation 29 - Local Law Compliance:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49576          Chefalo Self Storage             Non-conforming use.

Exception to Representation 30 - Junior Liens:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49168          120 Wall Street                  Seller's mortgage encumbers,
                                                inter alia, both the fee and
                                                leasehold interests in the units
                                                owned by IDA and leased to
                                                borrower (collectively the "IDA
                                                Units"). The there are four
                                                subordinate mortgages (which
                                                secure certain Bond obligations,
                                                collectively the "Bond
                                                Mortgages") encumbering the
                                                leasehold interests in the IDA
                                                Units. The bond holder (which is
                                                the borrower under the subject
                                                loan) has pledged to Seller, the
                                                bond holder's interest under the
                                                Bonds and the related mortgages,
                                                and has agreed that there shall
                                                not be any foreclosure of any of
                                                the Bond Mortgages without
                                                Seller's consent.


Exception to Representation 36 -Due on Sale:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49900          Renaissance                      Mezzanine financing secured by
50719          8700 Commerce Park               interests in the applicable
49649          Main Place Shopping Center       borrower is permitted, provided
50344          1120 Nasa                        the conditions in the applicable
                                                Mortgage Loan Agreement are
                                                satisfied.

47567          Grande Apartments                Mezzanine financing secured by
49430          Reddington El Paso Office        interests in the applicable
                                                borrower exists.


Exception to Representation 38 - Non-Recourse Exceptions:

ID#            Mortgage Loan(s)                 Description of Exception
---            ----------------                 ------------------------
49962          Silver Kimco                     No natural person is liable for
49330          Edinburg                         damages arising in the case of
50686          Valley Forge                     fraud or willful
49370          Tempe St. Luke's Office          misrepresentation by the
               Building                         Mortgagor, misappropriation of
49866          Rendina - Southpointe            rents, insurance proceeds, or
               Medical Center                   condemnation awards and breaches
49368          Osler Medical Arts Pavilion      of environmental covenants.
49529          Kerr- 407 West Main St.
49527          Kerr- 722 West Independence
               Blvd
49518          Kerr Drug - Franklinton
49525          Kerr Drug - Johns Island
49513          Kerr Drug - Maxton
49520          Kerr Drug - Raleigh
49524          Kerr Drug - St. Pauls
49526          Kerr Drug - Summerville
50212          Independence Village -
               Winston Salem
50211          Independence Village - Peoria
49236          Holiday Inn Express - Hialeah
49660          Hilton Suites Anaheim
49367          Congress Professional Center
               I
49705          Atrium Office Park
50377          5450 Northwest Central

42651          JFK Medical Pavilion I           No natural person is liable for
                                                damages arising in the case of
                                                breaches of environmental
                                                covenants.

49886          North Rivers Business Center     Limit on environmental indemnity
                                                not to exceed $1,000,000

                                   SCHEDULE 2

Representation 7 -Condition of Property:

(a) Loans Subject to Engineering Report within 18 months prior to Cut-off Date:

            All Mortgage Loans other than JFK Medical Pavilion (ID # 42651)

(b) Loans Not Subject to Engineering Report within 18 months prior to the Cut-off Date:

            JFK Medical Pavilion (ID # 42651)


Representation 12 - Environmental Conditions:

(a) Loans Subject to Environmental Site Assessment within 18 months prior to Cut-off Date:

            All Mortgage Loans other than JFK Medical Pavilion (ID # 42651)

(b) Loans Not Subject to Environmental Site Assessment within 18 months prior to the Cut-off Date:

            JFK Medical Pavilion (ID # 42651)

                                    EXHIBIT A

           REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER

                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

      With respect to each Mortgage Loan, the Mortgage Loan Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule B-1 hereto, that:

            1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

            2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

            3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

            4) Lien; Valid Assignment. Each related Mortgage is a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first lien on the related Mortgaged Property, subject only to Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property, or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

            5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

            6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule B-1 to this Exhibit B), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File; and since the later of the date of delivery of the relevant due diligence file for the Mortgage Loan or any supplement to such file, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has been given.

            7) Condition of Property; Condemnation. (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-off Date as set forth on Schedule B-2 to this Exhibit B, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-off Date as set forth on Schedule B-2 to this Exhibit B, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

            8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

            9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

            10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph
      13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11) Trustee under Deed of Trust. If any Mortgage is a deed of trust,
      (i) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (ii) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

            12) Environmental Conditions.

                  i) With respect to the Mortgaged Properties securing the
            Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-off Date as set forth on Schedule B-2 to this Exhibit B, an environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated, or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In the case of each Mortgage Loan set forth on Schedule B-1 to this Exhibit B, (i) such Mortgage Loan is the subject of a Secured Creditor Impaired Property Policy, issued by the issuer set forth on Schedule B-1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii)(a) a property condition or engineering report was prepared with respect to lead based paint ("LBP"), asbestos containing materials ("ACM") and radon gas ("RG") at each related Mortgaged Property, and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iv) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or
            (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

                  ii) With respect to the Mortgaged Properties securing the
            Mortgage Loans that were not the subject of an environmental site assessment within 18 months prior to the Cut-off Date as set forth on Schedule B-2 to this Exhibit B, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred, or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property, and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

                  iii) "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 1251 et seq.) and any regulations promulgated pursuant thereto.

            13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

            14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan.

            15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

            16) Mortgagor Bankruptcy. No Mortgaged Property, nor any portion thereof is the subject of, and no Mortgagor under a Mortgage loan is, a debtor in any state or federal bankruptcy or insolvency or similar proceeding.

            17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

                  i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

                  iii) The Mortgagor's interest in such Ground Lease is
            assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
            Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

                  iv) Such Ground Lease is in full force and effect, and the
            Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  v) Such Ground Lease or an estoppel letter or other agreement,
            (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

                  vi) A mortgagee is permitted a reasonable opportunity
            (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

                  viii) Under the terms of such Ground Lease and the related
            Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

                  ix) Such Ground Lease does not impose any restrictions on
            subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

                  x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

            18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

            19) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) (without regard to Section 856(e)(4) of the Code).

            20) [Reserved];

            21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

            22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

            23) Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

            24) Cross-collateralization. Except as set forth on Schedule B-1 to this Exhibit B, no Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

            25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule B-1 hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule B-1 hereto, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

            26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

            27) No Material Default. There exists no material Event of Default, breach, violation or event of acceleration (and, to the Seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit B.

            28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

            29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

            30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

            31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits, or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

            33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

            34) Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge (a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property, and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

            35) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

            36) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold, or encumbered; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

            37) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage
      Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

            38) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds, or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

            39) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage Loan.

            40) Defeasance. No Mortgage Loan provides that it can be defeased until the date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

            41) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans.

            42) Certain Leases. To Seller's knowledge, and without independent inquiry, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

            43) Single Asset REMIC. With respect to each of the single asset REMICs, there has been no amendment, waiver, impairment, alteration, or modification to any provision of the related REMIC declaration or to any provisions of the related Mortgage Loan documents since the startup day of the single asset REMIC. With respect to each of the single asset REMICs, the single asset REMIC has been administered, the related Mortgage Loan has been serviced, and each provision of the related REMIC declaration has been complied with in a manner such that the single asset REMIC has not failed to qualify as a REMIC for federal income tax purposes at any time since the Startup Day.

      For purposes of these representations and warranties, the phrases "to the knowledge of the Mortgage Loan Seller" or "to the Mortgage Loan Seller's knowledge" shall mean (except where otherwise expressly set forth below) the actual state of knowledge of the Mortgage Loan Seller (i) after the Mortgage Loan Seller's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Mortgage Loan Seller's underwriting standards, at the time of the Mortgage Loan Seller's origination or acquisition of the particular Mortgage Loan; and
(ii) subsequent to such origination, utilizing the monitoring practices customarily utilized by prudent commercial or multifamily, as applicable, mortgage lenders with respect to securitizable commercial or multifamily, as applicable, mortgage loans, including inquiry with a representative of the loan servicer designated as the party responsible for the knowledge of the servicer pertaining to the Mortgage Loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Mortgage Loan Seller" or "to the Mortgage Loan Seller's actual knowledge" shall mean (except where otherwise expressly set forth below) the actual state of knowledge of the Mortgage Loan Seller without any express or implied obligation to make inquiry. All information contained in the documents included in the definition of Mortgage File in the Pooling and Servicing Agreement shall be deemed to be within the knowledge and the actual knowledge of the Mortgage Loan Seller, to the extent that the Mortgage Loan Seller or its closing counsel or custodian, if any, has reviewed or had possession of such document at any time. For purposes of these representations and warranties, to the extent that any representation or warranty is qualified by the Mortgage Loan Seller's knowledge with respect to the contents of the Mortgage Note, Mortgage, lender's title policy and any letters of credit or Ground Leases, if such document is not included in the Mortgage File, the Mortgage Loan Seller shall make such representation or warranty without any such qualification. Wherever there is a reference in a representation or warranty to receipt by, or possession of, the Mortgage Loan Seller of any information or documents, or to any action taken by the Mortgage Loan Seller or to any action which has not been taken by the Mortgage Loan Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, the Mortgage Loan Seller. For purposes of these representations and warranties, when referring to the conduct of "reasonable prudent institutional commercial or multifamily, as applicable mortgage lenders" (or similar such phrases and terms), such conduct shall be measured by reference to the industry standards generally in effect as of the date the related representation or warranty relates to or is made.

It is understood and agreed that the representations and warranties set forth in this Exhibit B shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                                    EXHIBIT B

                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            ____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of GMAC Commercial Mortgage Corporation ("GMACCM");

            2. that _______________ is the owner and holder of a mortgage loan in the original principal amount of $______________ secured by a mortgage (the "Mortgage") on the premises known as ______________ ______________ located in ______________;

            3. that _______________, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $______________ made by ______________, to _______________, under date of ______________
            (the "Note");

            4. that the Note is now owned and held by _______________;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except _______________; and

            8. upon assignment of the Note by _______________ to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C5 (the "Trustee") (which assignment may, at the discretion of Depositor, be made directly by _______________ to the Trustee), _______________ covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of _______________'s failure to deliver said original Note to the Trustee.

                                       GMAC COMMERCIAL MORTGAGE CORPORATION


                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me this _____
day of __________, 2005